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                                                                   Exhibit 10.19


                                 FIFTH AMENDMENT

         This Fifth Amendment is entered and made as of this 17th day of October, 2002 (the "Amendment") as an amendment to the Service Agreement dated as of November 11, 1997, by and between US Airways, Inc. ("US Airways") and Mesa Airlines, Inc. as amended ("MesaJet" or "Mesa") (the "Agreement").

                                   WITNESSETH:

         WHEREAS, US Airways and Mesa have entered into the Agreement; and

         WHEREAS, US Airways and Mesa have entered into the First Amendment to the Agreement dated as of November, 24, 1999 (the "First Amendment"); and

         WHEREAS, US Airways and Mesa have entered into the Second Amendment to the Agreement dated as of October 6, 2000 (the "Second Amendment"); and

         WHEREAS, Mesa has entered into a Consent Agreement dated as of October 6, 2000; and

         WHEREAS, US Airways and Mesa have entered into the Third Amendment to the Agreement dated as of October 17th, 2002 (the "Third Amendment"); and

         WHEREAS, US Airways and Mesa have entered into the Fourth Amendment to the Agreement dated as of October 17th, 2002 (the "Fourth Amendment"); and

         WHEREAS, US Airways and Mesa desire to amend certain provisions of the Agreement;

         NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, US Airways and Mesa hereby agree as follows:

1)       The following Section 2.1(b) is hereby added to the Agreement: SECTION
2.1(B)

         MesaJet will deploy * aircraft, or other similar aircraft subject to mutual agreement of the parties, under the Agreement (hereinafter referred to as the "Additional Aircraft"), at financing terms and return conditions reasonably acceptable to US Airways and in compliance with the applicable provisions * protocol as ratified by US Airways ALPA on August 8, 2002, based on the delivery schedule attached hereto as
         Exhibit 2.1(b):

2) Section 5.1 is amended by adding before the word "pursuant" in the forth line of the first paragraph "and Additional Aircraft."

3) Section 5.2(p) "Aircraft Ownership Cost Per Month" is amended by adding the following paragraph to the Section:

         The Aircraft Ownership variable for the Additional Aircraft shall be the actual monthly lease costs for said aircraft. However, if prior to the execution of the documentation procuring Additional Aircraft, US Airways is able to arrange for Mesa to receive more favorable financial terms from the aircraft owner or lessor for the Additional Aircraft at Mesa, the more favorable financial terms will replace those contemplated in Section 5.2 of the Agreement (as amended by the Third Amendment) for the Additional Aircraft.

4) Section 5.4(b) "Annual Wages Per Crew - Pilot" is amended by adding the following sentence to the Section:

         The Annual Wages Per Crew - Pilot variable will be updated to reflect the impact of actual pilot seniority and related pay scales related to the Additional Aircraft.

5) Section 5.4(f) "Annual Wages Per FA" is amended by adding the following sentence to the Section:

         The Annual Wages Per FA variable will be updated to reflect the impact of actual flight attendant seniority and related pay scales related to the Additional Aircraft.

6) Section 5.4(i) "Maintenance Per Block Hour" is amended by adding the following sentence to the Section:

         The Maintenance Per Block Hour variable will be adjusted to reflect actual third party maintenance block hour costs related to the Additional Aircraft, subject to mutual agreement of the parties, such agreement not to be unreasonably withheld by either party.

7) Section 5.4(q) "Mesa Profit as a Percent of Total" is amended by adding the following sentence to the Section:
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         The Mesa Profit as a Percent Total variable for the Additional Aircraft shall be *.

8) Section 5.12, "Reimbursable Expenses" is amended by adding the following sentence to the Section:

         For the invoiced amount related to the Additional Aircraft, U.S. Airways agrees to pay an administrative fee equal to *.

9)       The following Section 5.17 is hereby added to the Agreement:

         SECTION 5.17 - START-UP CREDIT

         Commencing upon the first business day of the calendar month following the later of: (x) the completion of Audit as defined in the Fourth Amendment to the Agreement; or (y) US Airways' emergence from Chapter 11 (the "Payment Start Date"), US Airways shall pay to Mesa (or, in the event money is owed to US Airways, Mesa shall pay to US Airways) the "Startup Credit" payment, which shall be calculated as the sum of: (z)

         * to be paid by US Airways to Mesa; and (w) the Audit Amount (as defined in the Fourth Amendment to the Agreement, and which could result in a payment to either party), which Startup Credit payment shall be made in twelve (12) equal monthly installments.

10)      The following Section 7.6 is hereby added to the Agreement:

         SECTION 7.6 - TERM AND TERMINATION OF ADDITIONAL AIRCRAFT

         (a) This Agreement with respect to the Additional Aircraft is effective as of the date and year first written above, and Services provided hereunder will continue, without interruption until the tenth
         (10th) anniversary of the date the first Additional Aircraft is added to Mesa's fleet pursuant to Section 2.1(b) of the Agreement (as amended by this Fifth Amendment), unless it is terminated on an earlier date pursuant to the provisions in Article 7 of the Agreement or as described in (b) as follows. US Airways, at its sole option, may extend the Agreement with respect to the Additional Aircraft by two (2) years upon written notification to MesaJet at any time up to twelve (12) months before the 10th anniversary of the date the first Additional Aircraft is added to Mesa's fleet pursuant to Section 2.1(b) of the Agreement (as amended by this Fifth Amendment). To accomplish an orderly termination of this Agreement with respect to the Additional Aircraft, the Parties agree that any termination of this Agreement with respect to the Additional Aircraft shall be on an aircraft-by-aircraft basis with no more than * Additional Aircraft terminated hereunder and returned to MesaJet each month and, to the extent necessary, the Parties agree to extend the term of this Agreement (but in no event longer than * with respect to the Additional Aircraft to accommodate the orderly termination of the Services under this Agreement with respect to the Additional Aircraft.

         (b) US Airways shall have the right, commencing at the * anniversary of the date the first Additional Aircraft is added to Mesa's fleet pursuant to Section 2.1(b) of the Agreement, to terminate this Agreement with respect to the Additional Aircraft in the event in US Airways' sole discretion subject to its good faith determination that *, at any time upon three hundred sixty five (365) days' prior written notice to Mesa. Termination of this Agreement with respect to the Additional Aircraft will not relieve either party from any obligation or liability accrued hereunder prior to the time of termination. To accomplish an orderly termination of this Agreement with respect to the Additional Aircraft, the parties agree that any such termination shall be on an aircraft-by-aircraft basis with no more than * Additional Aircraft terminated hereunder each month and, to the extent necessary, the parties agree to extend the term of this Agreement (but in no event longer than *) with respect to the Additional Aircraft to accommodate the orderly termination of the Services pursuant to this Agreement with respect to the Additional Aircraft. In the event of such early termination, at Mesa's option, US Airways shall assume payment of Mesa's lease payments for such terminated Additional Aircraft and upon such assumption, may elect to operate such aircraft or to cause such aircraft to be operated by another party, such election to be made at US Airways' discretion, until the expiration of the lease of such terminated Additional Aircraft to Mesa (but in no event longer than the term reviewed by US Airways at the time such aircraft were first placed into the Service in accordance with Section 2.1(b); or other term, provided that in the event Mesa undertakes to amend the term or other conditions of the leases of any of the Additional Aircraft subsequent to such aircraft entering the Service, such amendments shall have been approved in writing by US Airways prior to their execution) and shall assume the responsibility to satisfy all return condition obligations pursuant to the lease of such terminated Additional Aircraft to Mesa (but in no event more than the obligations reviewed by US Airways at the time such aircraft were first placed into the Service in accordance with Section 2.1(b); or other obligations, provided that in the event Mesa undertakes to amend the return obligations of the leases of any of the Additional Aircraft subsequent to such aircraft entering the Service, such amendments shall have been approved in writing by US Airways prior to their execution).

11) Article 12 "Option for Additional Aircraft" is hereby deleted in its entirety.

Except as reflected above, the Agreement remains unchanged in all other respects. Upon its execution, this Fifth Amendment, together with the Agreement, will be the complete
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and binding understanding of the Parties with respect to the terms and conditions of the Agreement, as amended by the terms set forth herein.

Subject to mutual agreement, Mesa and US Airways agree to enter into a restatement of the terms and conditions of the Service Agreement, as amended, in order to substitute Mesa Air Group, Inc. as the signatory party to the Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.


MESA AIRLINES, INC.                            US AIRWAYS, INC.



/S/ Michael Lotz                                /S/ N. Bruce Ashby
By:  Michael Lotz                              By:       N. Bruce Ashby
Title:  President                              Title:    Sr. Vice President
                                                         Corporate Development
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                                    EXHIBIT A

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